                                                                     EXHIBIT 3.2

                                    AMENDED

                                    BY-LAWS

                                      of

                                STEELCASE INC.*

                             As of          , 1998



                                   ARTICLE I

                                    Offices
                                    -------


          SECTION 1.01.  Offices. The corporation may have offices at such
                         --------
places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           Meetings of Shareholders
                           ------------------------


          SECTION 2.01.  Times and Places of Meetings. Meetings of the
                         -----------------------------
shareholders shall be held at such times and places as may be fixed from time to time by the board of directors, within or without the State of Michigan.

          SECTION 2.02.  Annual Meeting. An annual meeting of the shareholders
                         ---------------
for election of directors and for such other business as may come before the meeting shall be held each year at such time on such business day and in such month as may be designated by the board (provided that each successive annual meeting shall be held within 15 months of the preceding annual meeting).

          SECTION 2.03.  Special Meetings. Special meetings of the shareholders
                         -----------------
may be called by the board of directors or by the Chief Executive Officer, and shall be held on such date as may be specified in the notice of the meeting.

* The Amended By-laws of Steelcase Inc. will become effective upon the filing of the Second Restated Articles of Incorporation of Steelcase Inc. with the Secretary of the State of Michigan.

          SECTION 2.04.  Notice of Meetings.  Written notice of all
                         -------------------
meetings of shareholders, stating the time, place and purposes thereof, shall be given to each shareholder of record entitled to vote thereat, at least 10 but not more than 60 days before the date fixed for the meeting, either personally or by mail (notice by mail shall be deemed given when mailed).

          SECTION 2.05.  Quorum. The holders of a majority of the voting power
                         ------
of shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation; provided, however, that when any specified action is
                           --------  -------
required to be voted upon by a class or series of shares voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified action. If there shall be no quorum, the shares present by majority vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if after the adjournment the board fixes a new record date for the adjourned meeting, notice of the time, place and purposes of such meeting shall be given to each shareholder of record on the new record date. Once a quorum shall have been determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          SECTION 2.06.  Vote Required. When an action, other than the election
                         --------------
of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or express provision of statute. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

          SECTION 2.07.  Voting Rights. With respect to any matter for which
                         -------------
shareholders are entitled to vote, each shareholder shall be entitled, in person or by proxy, to cast the number of votes specified for such matter in the Articles of Incorporation with respect to the number of shares of capital stock held by such person.

          SECTION 2.08.  Order of Business. (a) At each meeting of the
                         -----------------
shareholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of both the Chairman and the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

          (b) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any shareholder who is a holder of record at the time of the giving of the notice provided for in this
Section 2.08, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.08.

          (c) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary") at the principal executive offices of the Corporation, not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be so given not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the shareholders; (d) any material interest of the shareholder in such business; and (e) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of shareholders except in accordance with this Section 2.08, and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder's proposal without such shareholder having made the representation required by clause (e) of the preceding sentence.


                                  ARTICLE III

                                  Record Date
                                  -----------

          SECTION 3.01.  Fixing of Record Date by Board. For the purpose of
                         -------------------------------
determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

          SECTION 3.02.  Provision for Record Date in the Absence of Board
                         -------------------------------------------------
Action. If a record date is not fixed by the board of directors (a) the record
------
date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders for any purpose other than that specified in subsection
(a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

          SECTION 3.03.  Adjournments. When a determination of shareholders of
                         -------------
record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article III, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

                                  ARTICLE IV

                                   Directors
                                   ---------

          SECTION 4.01.  Number of Directors. The number of directors which
                         --------------------
shall constitute the whole board shall be determined from time to time by resolution of the board of directors in accordance with the provisions of
Article VII of the Articles of Incorporation.

          SECTION 4.02.  Vacancies. Vacancies shall be filled in accordance with
                         ----------
the provisions of Section 2 of Article VII of the Articles of Incorporation.

          SECTION 4.03.  Powers. The business of the corporation shall be
                         -------
managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

          SECTION 4.04.  Fees and Expenses. The directors may be paid their
                         ------------------
expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 4.05.  Resignation. Any director may resign at any time and
                         ------------
such resignation shall take effect upon receipt thereof by the corporation, or such subsequent time as set forth in the notice of resignation.

          SECTION 4.06.  Qualifications. A director need not be a shareholder, a
                         ---------------
citizen of the United States or a resident of the State of Michigan.

                   SECTION 4.07. Notification of Nominations. (a) Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by the Board or by any shareholder who is a shareholder of record at the time of giving of the notice of nomination provided for in this Section 4.07 and who is entitled to vote for the election of directors. Any shareholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than 70 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the
                               --------  -------
     date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so given not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a director of the Corporation if so elected and
     (f) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in favor of such shareholder's nominee(s) without having made the representation required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 4.07 shall be eligible to serve as directors of the Corporation.

               (b) Notwithstanding anything in the immediately preceding paragraph of this Section 4.07 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of shareholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this
     Section 4.07 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.


                                   ARTICLE V

                             Meetings of Directors
                             ---------------------


               SECTION 5.01.  Places of Meetings.  The board of directors of the
                              -------------------
     corporation may hold meetings, both regular and special, either within or without the State of Michigan.

               SECTION 5.02.  First Meeting of Newly Elected Board.  The first
                              -------------------------------------
     meeting of each newly elected board of directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

               SECTION 5.03.  Regular Meetings.  Regular meetings of the board
                              -----------------
     of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

               SECTION 5.04.  Special Meetings.  Special meetings of the board
                              -----------------
     may be called by the Chief Executive Officer or Secretary or by a majority of the directors then in office, on two days' notice to each director, either personally or by mail or by facsimile.

               SECTION 5.05.  Purpose Need Not Be Stated.  Neither the business
                              ---------------------------
     to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

               SECTION 5.06.  Quorum.  At all meetings of the board a majority
                              -------
     of the total number of directors then in office shall constitute a quorum for the transactions of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the board of directors, except as may be otherwise specifically provided by applicable law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               SECTION 5.07.  Action Without a Meeting.  Unless otherwise
                              -------------------------
     restricted by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if, before or after the action, a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the board or committee. Such consent shall have the same effect as a vote of the board or committee for all purposes.

               SECTION 5.08.  Meeting by Telephone or Similar Equipment.  The
                              ------------------------------------------
     board of directors or any committee designated by the board of directors may participate in a meeting of such board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

               SECTION 5.09.  Waiver of Notice.  Attendance of a director at a
                              -----------------
     meeting of the board or any committee constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transacting of any business because the meeting is not lawfully called or convened. Notice of any meeting of the board or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after the meeting.



                                   ARTICLE VI

                            Committees of Directors
                            -----------------------


               SECTION 6.01.  Executive Committee of the Board.  The board of
                              ---------------------------------
     directors may appoint an Executive Committee of the Board whose membership shall consist of such members of the board of directors as it may deem advisable from time to time to serve during the pleasure of the board. The board of directors may also appoint directors to serve as alternates for members of the Executive Committee of the Board in the absence or disability of regular members. The board of directors may fill any vacancies in the Executive Committee of the Board as they occur. The Executive Committee of the Board, if there be one, shall have and may exercise the powers of the board of directors in the management of the business affairs and property of the corporation during the intervals between meetings of the board of directors, subject to applicable law and to such limitations and control as the board of directors may impose from time to time.

               SECTION 6.02.  Other Committees.  The board of directors may
                              -----------------
     designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

               SECTION 6.03.  Meetings.  Each committee provided for above shall
                              ---------
     meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of committees may be called by any member, and notice thereof may be given to the members by mail, telephone or facsimile. A majority of its members shall constitute a quorum for the transaction of business of any of the committees.

               SECTION 6.04.  Substitutes.  In the absence or disqualification
                              ------------
     of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such absent or disqualified member.


                                  ARTICLE VII

                                    Officers
                                    --------

               SECTION 7.01.  Appointment.  The board of directors at its first
                              ------------
     meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint a Chief Executive Officer and may elect a Chairman of the Board and any number of Vice Chairmen of the Board. The board of directors may also appoint a President and one or more Vice Presidents and shall appoint a Secretary and a Treasurer. None of such officers, except the Chairman of the Board and any Vice Chairman of the Board, need be members of the board. The board from time to time may appoint such other officers as they may deem proper. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the board of directors at any later meeting. Any two or more offices may be filled by the same person.

               SECTION 7.02.  Term of Office.  Each officer shall hold office at
                              ---------------
     the pleasure of the board. The board of directors may remove any officer for cause or without cause. Any officer may resign his office at any time, such resignation to take effect upon receipt of written notice thereof by the corporation unless otherwise specified in the resignation. If any office becomes vacant for any reason, the vacancy may be filled by the board.

               SECTION 7.03.  Chairman of the Board.  The Chairman of the Board,
                              ----------------------
     if there be one, shall, when present, preside at all meetings of the directors and shareholders. He shall have such other duties and powers as may be imposed or given by the board.

               SECTION 7.04.  Vice Chairmen of the Board.  Each Vice Chairman of
                              ---------------------------
     the Board shall have such powers and perform such duties as may be assigned to him from time to time by the Chairman of the Board or the board of directors.

               SECTION 7.05.  The Chief Executive Officer.  The Chief Executive
                              ----------------------------
     Officer shall have final authority, subject to the control of the board of directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. Unless there shall be a Chairman of the Board, or, if there be one, in the event of his death, resignation, absence or inability to act, the Chief Executive Officer shall preside at all meetings of the shareholders, and, if he shall be a director, at all meetings of the board of directors. The Chief Executive Officer shall have the power, subject to the control of the board of directors, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation as he may deem necessary. He shall have the authority to appoint or suspend the duties of officers on an interim basis, and the authority to establish compensation for corporate officers subject to the control of the board. He shall make and sign bonds, mortgages and other contracts and agreements in the name and on behalf of the corporation, except when he or the board of directors by resolution instruct the same to be done by some other officer or agent. He shall see that all orders and resolutions of the board of directors are carried into effect and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the corporation.

               SECTION 7.06.  The President.  The President shall be the chief
                              --------------
     operating officer of the corporation and shall have general supervision of the day-to-day business of the corporation; and shall, in the absence of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties and have such other powers as the Chief Executive Officer or the board of directors may prescribe from time to time.

               SECTION 7.07.  Vice Presidents.  Each Vice President shall have
                              ----------------
     such title and powers and perform such duties as may be assigned to him from time to time by the Chief Executive Officer or the board of directors.

               SECTION 7.08.  Secretary.  The Secretary shall cause to be
                              ----------
     maintained minutes of all meetings of the board and of the shareholders and shall keep a record of all votes at such meetings. The Secretary shall give, or see to the giving of notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President.

               SECTION 7.09.  Treasurer.  The Treasurer shall have the custody
                              ----------
     of the corporate funds and securities, except as otherwise provided by the board, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board.

               SECTION 7.10.  Assistant Secretaries and Treasurers.  There may
                              -------------------------------------
     be elected one or more Assistant Secretaries and Assistant Treasurers who may, in the absence, disability or nonfeasance of the Secretary or Treasurer, respectively perform the duties and exercise the powers of such persons.

               SECTION 7.11.  Other Officers.  All other officers, as may from
                              ---------------
     time to time be appointed by the board of directors pursuant to this Article, shall perform such duties and exercise such authority as the board of directors or the Chief Executive Officer shall prescribe.

               SECTION 7.12.  Absence of Officer.  In the case of the absence of
                              -------------------
     any officer, or for any other reason that the board may deem sufficient, the Chief Executive Officer or the board may delegate for the time being the powers or duties of such officer to any other officer or to any director.


                                  ARTICLE VIII

                             Certificates of Stock
                             ---------------------

               SECTION 8.01.  Form.  Every holder of stock in the corporation
                              -----
     shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, of the corporation, certifying the number of shares owned by such holder of the corporation. The certificate may, but need not, be sealed with the seal of the corporation, or a facsimile thereof.

               SECTION 8.02.  Facsimile Signatures.  Where a certificate is
                              ---------------------
     countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation or its employee, the signatures of the officers may be facsimile. In case any officer who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

               SECTION 8.03.  Substituted Certificates.  The officers may direct
                              -------------------------
     a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the certificate alleged to have been lost or destroyed, or the issuance of such new certificate.

               SECTION 8.04.  Registered Owner.  The corporation shall be
                              -----------------
     entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner and to have all of the other rights and responsibilities of the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.


                                   ARTICLE IX

                                Indemnification
                                ---------------

     The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity (collectively, "Covered Matters") and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.


                                   ARTICLE X

                           Subsidiaries and Divisions
                           --------------------------

               SECTION 10.01.  Divisional Officers.  The board of directors or
                               --------------------
     the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officer. Any titles given to divisional officers may be withdrawn at any time, without cause, by the board of directors or the Chief Executive Officer. A divisional

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

     officer may, but need not be, a director or an executive officer of the corporation. All divisional officers shall perform such duties and exercise such authority as the board of directors or the Chief Executive Officer shall prescribe.

               SECTION 10.02.  Subsidiaries.  The Chief Executive Officer, or
                               -------------
     any other officer, agent or proxy appointed by the board of directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any such subsidiary corporation, or for any amendments to the charter or by-laws of any such subsidiary corporation, or for the liquidation, merger or sale of assets of any subsidiary corporation. The board of directors or the Chief Executive Officer may cause to be elected to the board of directors of any such subsidiary corporation such persons as they shall designate, any of whom may be, but need not be, directors, executive officers or other employees or agents of the corporation. The board of directors or the Chief Executive Officer may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

               SECTION 10.03.  Divisional and Subsidiary Officers Not Officers
                               -----------------------------------------------
     of the Corporation.  Divisional officers, and the officers of any
     -------------------
     subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such divisional officer or officer of a subsidiary corporation, unless he shall also be a director or executive officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances.


                                   ARTICLE XI

                         Control Share Acquisition Act
                         -----------------------------

               The Corporation hereby elects not to be subject to the provisions of the Stacey, Bennet, and Randall Shareholder Equity Act under the Michigan Business Corporation Act.


                                  ARTICLE XII

                               General Provisions
                               ------------------


               SECTION  12.01.  Checks.  All checks, drafts or demands for money
                                ------
     and notes of the Corporation must be signed by such officer or officers or such other person or persons as the board of directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the board of directors from time to time designates.

               SECTION  12.02.  Fiscal Year.  The fiscal year of the corporation
                                -----------
     shall end on the last day of February of each year or on such other date as may be fixed by resolution of the board of directors.

               SECTION  12.03.  Seal.  The corporate seal, if any, shall have
                                ----
     inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

               SECTION  12.04.  Dividends.  Dividends upon the capital stock of
                                ---------
     the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

               SECTION  12.05.  Voting Shares of Another Corporation.  Shares of
                                ------------------------------------
     any other corporation owned by this corporation shall be voted in the manner provided in Section 10.02 of Article X with respect to the voting of shares in subsidiaries.


                                 ARTICLE  XIII

                                  Amendments
                                  ----------

     Article XIII. Any By-law (other than this Article XIII) may be adopted, repealed, altered or amended by a majority of the entire Board at any meeting thereof. The shareholders of the Corporation shall have the power to amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided in the Articles of Incorporation.



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